TIAA-CREF Fixed Income and
Real Estate Securities Funds
Form N-SAR for the period ended September 30, 2015


Item 77 Q1 Other Exhibits

77Q1(a)	Amendment to the Declaration of Trust

On May 15, 2015, under Conformed Submission 485BPOS, accession number,
 0000930413-15-002523, a copy of the Form of Trustee Authorization to Establish Additional Series of Shares of the TIAA-CREF Funds (the Trust) dated May 12,
2015 (the Authorization) was previously filed with the SEC as exhibit 99.A(19) to the Trust's Registration Statement. This Authorization, which established the TIAA-CREF Short-Term Bond Index Fund, the TIAA-CREF Social Choice International Equity Fund, and the TIAA-CREF Social Choice Low Carbon Equity Fund as new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.

77Q1(a)	Amendment to the Declaration of Trust

On September 4, 2015, under Conformed Submission 485APOS, accession number, 0000930413-15-003645, a copy of the Form of Trustee Authorization to Establish Additional Share Class of the TIAA-CREF Funds (the Trust) dated July 14, 2015 (the Authorization) was previously filed with the SEC as exhibit 99.A(20) to the Trust's Registration Statement. This Authorization, which established a new share class for certain Funds of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.

77Q1(e)	Amendment to the Investment Management Agreement

On February 26, 2015, under Conformed Submission 485BPOS, accession number, 0000930413-15-000874, a copy of the Amendment dated May 1, 2014 (the Amendment) to the Form of Investment Management Agreement for the TIAA-CREF Funds between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(63) to the Trust's Registration Statement. The Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.

77Q1(e)	Amendment to the Investment Management Agreement

On February 26, 2015, under Conformed Submission 485BPOS, accession number, 0000930413-15-000874, a copy of the Form of Amendment dated September 26, 2014 (the Amendment) to the Form of Investment Management Agreement for the TIAA-CREF Emerging Markets Debt Fund, the TIAA-CREF Lifecycle 2060 Fund and the TIAA-CREF Lifecycle Index 2060 Fund between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(65) to the Trust's Registration Statement. The Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.



77Q1(e)	Amendment to the Investment Management Agreement

On February 26, 2015, under Conformed Submission 485BPOS, accession number, 0000930413-15-000874, a copy of the Amendment dated March 1, 2015
(the Amendment) to the Form of Amended and Restated Investment Management Agreement for the TIAA-CREF Funds between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(68) to the Trust's Registration Statement. The Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.

77Q1(e)	Amendment to the Investment Management Agreement

On July 29, 2015, under Conformed Submission 485BPOS, accession number, 0000930413-15-003179, a copy of the Form of Amendment dated July 31, 2015 by and between TIAA-CREF Funds (the Trust) and Teachers Advisors, Inc. to include the TIAA-CREF Social Choice International Equity Fund, the TIAA-CREF Social Choice Low Carbon Equity Fund and the TIAA-CREF Short-Term Bond Index Fund (each a "Fund" and collectively, the "Funds"), was previously filed with the SEC as exhibit 99.D(71) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.